Exhibit 99.1

Pro-Pharmaceuticals Announces Dosing of Cancer Patient with DAVANAT/5-FU in a Phase II Clinical Trial at Medical Oncology & Hematology, P.C.

     NEWTON, Mass.--(BUSINESS WIRE)--May 9, 2005--Pro-Pharmaceuticals, Inc. (Amex: PRW), a developer of novel carbohydrate compounds that enable the targeted delivery of chemotherapy drugs to cancer cells, today announced the dosing of a colorectal cancer patient in a Phase II trial of its DAVANAT(R)/5-FU product candidate at Medical Oncology & Hematology, P.C. in Waterbury, Connecticut. The Phase II clinical trial is in metastatic colorectal cancer patients who have disease progression after receiving standard chemotherapeutic regimens.
     Commenting on the announcement, Eliezer Zomer, Ph.D., Executive Vice President of Product Development, Pro-Pharmaceuticals said: "We welcome Dr. Kert
D. Sabbath and his staff at Medical Oncology & Hematology, who have joined our Phase II clinical trial, as we continue to make solid progress in advancing our lead product candidate DAVANAT(R) through the clinical assessment program."

     Phase ll Clinical Trial

     The Company initiated a Phase II, multi-center, open-label trial to evaluate the efficacy and safety of intravenous DAVANAT(R) in combination with 5-Fluorouracil (5-FU) when administered in monthly cycles as third-, or fourth-line therapy for metastatic colorectal cancer. Seven medical centers will take part in this trial, which expects to enroll up to 38 patients and uses Simon's 2-stage design.

     About DAVANAT(R)

     DAVANAT(R) is a proprietary polysaccharide in a CARBOSOME(TM) formulation that enables the targeted delivery of chemotherapy drugs to protein receptors (lectins) that are unique to cancer cells.

     Pro-Pharmaceuticals, Inc. - Advancing Drugs Through Glycoscience(R)

     Pro-Pharmaceuticals is a drug development company commercializing a new generation of anti-cancer treatments using carbohydrate compounds to Glyco-Upgrade(TM) the safety and efficacy of FDA-approved chemotherapy drugs. The Company has been conducting pre-clinical studies for irinotecan, doxorubicin, oxaliplatin, paclitaxel, cisplatin, and most recently with bevacizumab both in combination with DAVANAT(R) and other polysaccharide compounds. Human colon and breast xenography are being used to optimize formulations and results show that DAVANAT(R) exhibits a broad spectrum of activity with tested drugs. Additional information is available at www.pro-pharmaceuticals.com.
     FORWARD LOOKING STATEMENTS: Any statements in this news release about future expectations, plans and prospects for the Company, including without limitation statements containing the words "believes," "anticipates," "plans," "expects," and similar expressions, constitute forward-looking statements as defined in the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Because of uncertainties and risks facing the Company, many of which are outside of the Company's control, future events could cause actual results to differ materially from those indicated by such statements. More information about those risks and uncertainties is contained and discussed in the "Management Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of the Company's most recent quarterly or annual report and in the Company's other reports filed with the Securities and Exchange Commission. The forward-looking statements herein represent the Company's views as of the date of this press release and should not be relied upon to represent the Company's views as of a subsequent date. While the Company anticipates that subsequent events may cause the Company's views to change, the Company disclaims any obligation to update such forward-looking statements.
     DAVANAT and Advancing Drugs Through Glycoscience are registered trademarks of Pro-Pharmaceuticals. Glyco-Upgrade and CARBOSOME are trademarks of Pro-Pharmaceuticals.


     CONTACT: Pro-Pharmaceuticals, Inc.
              Anthony D. Squeglia, 617-559-0033
              squeglia@pro-pharmaceuticals.com